SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

Education Management LLC

(Exact name of registrant as specified in its charter)

Delaware	333-137605	20-4506022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

According to public statements made by Apollo Group, Inc. (“Apollo”):

In October 2004, Apollo and certain of its then current executive officers, including Todd S. Nelson, our Chief Executive Officer, President and a Director, were named as defendants in three civil securities class action lawsuits filed by private litigants in the U.S. District Court for the District of Arizona. The three lawsuits ultimately were consolidated as In re Apollo Group, Inc. Securities Litigation. The plaintiffs alleged, among other things, that the defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder by making materially false and misleading statements in connection with Apollo’s failure to publicly disclose the contents of a program review report issued by the U.S. Department of Education in February 2004. Apollo disclosed that they entered into a settlement agreement with the U.S. Department of Education in September 2004. A jury trial in the case commenced in November 2007. On January 16, 2008, the jury returned a verdict against Apollo and the other defendants, including a determination that Mr. Nelson violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended. The defendants, including Mr. Nelson, have indicated that they are considering an appeal of the verdict.

Apollo has stated publicly that additional information regarding the case may be found in Apollo’s Legal Information Center at www.apollolegal.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT LLC

By:	/s/ Edward H. West
Executive Vice President and Chief Financial Officer

Dated: January 18, 2008